UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive

Building II, Suite 100

Austin, Texas 78726

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2023, BigCommerce Holdings, Inc. (the “Company”), appointed Steven Chung, age 56, as its President, effective August 14, 2023. Prior to joining the Company, Mr. Chung most recently worked at Delphix Corp., an enterprise software development and IT operations company, where he led Delphix’s strategic growth as its President, Worldwide Field Operations since December 2020. From May 2016 to December 2020, he served as Senior Vice President, Worldwide Sales, Customer Success, and Services at Pagerduty, Inc., a digital operations management platform for businesses. Prior to those roles, he has held numerous leadership roles, including at Demandware, Inc., which was acquired by Salesforce in July 2016, where he served as Senior Vice President, Worldwide Sales from January 2013 to April 2016, and at OneLogin, Symantec, MicroStrategy, and PwC Consulting. Mr. Chung holds a B.A. in Liberal Arts from the University of Michigan and an M.B.A. from the University of Southern California.

In connection with Mr. Chung’s appointment as the Company’s President, Mr. Chung will receive an initial annual base salary of $460,000 and will be eligible to participate in the Company’s annual bonus program, with a target bonus of 80% of his annual base salary. In addition, Mr. Chung will be granted (i) an option to purchase 175,263 shares of the Company’s common stock (the “Stock Option”) and (ii) 272,632 restricted stock units (“RSUs”) covering Company common stock. Twenty-five percent of the shares subject to the Stock Option will vest on the one year anniversary of the grant date, and the remaining 75% of the shares subject to the Stock Option will vest ratably on a monthly basis over the following three years, and twenty-five percent of the RSUs will vest on each of the first four anniversaries of the grant date of the award, subject, in each case, to Mr. Chung’s continued service with the Company or its subsidiaries through the applicable vesting date. Mr. Chung will be eligible to participate in the Company’s health and welfare programs and our 401(k) plan on the same basis as its other full-time employees.

There are no arrangements or understandings between Mr. Chung and any other persons, pursuant to which he was appointed as President, no family relationships among any of the Company’s directors or executive officers and Mr. Chung, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on August 1, 2023, announcing the appointment of Mr. Chung as the Company’s President, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Company relied on the instruction to Item 5.02(c) of Form 8-K to delay the filing of this Current Report to the date of the public announcement of Mr. Chung’s appointment as President.

Item 7.01 Regulation FD Disclosure.

On August 1, 2023, the Company issued a press release announcing the appointment of Mr. Chung. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by BigCommerce Holdings, Inc. dated August 1, 2023.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date: August 1, 2023	By:	/s/ Chuck Cassidy
Chuck Cassidy
General Counsel